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                                                             EXHIBIT 10.126

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                                OPTION AGREEMENT

                                  BY AND AMONG

                            PAXSON COMMUNICATIONS OF
                            SALT LAKE CITY-16, INC.

                                      AND

                            ROBERTS BROADCASTING OF
                             SALT LAKE CITY, L.L.C.

                                     * * *

                                 AUGUST 5, 1996



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                                OPTION AGREEMENT


             This OPTION AGREEMENT is entered into as of August 5, 1996, by and among Paxson Communications of Salt Lake City-16, Inc., a Florida corporation (the "Purchaser"), Roberts Broadcasting Company of Utah, a Delaware corporation (the "Company"), Roberts Broadcasting of Salt Lake City, L.L.C., a Delaware limited liability company (the "LLC"), Michael Roberts ("M. Roberts"), and Steven Roberts ("S. Roberts" and together with M. Roberts, individually, an "Optionor" and collectively, the "Optionors").

             WHEREAS, the Purchaser and the LLC have entered into a Loan Agreement dated as of April 19, 1996, as amended on the date hereof (the "Loan Agreement"), pursuant to which the Purchaser has agreed to loan to the LLC up to $3,703,000 (the "Loan") for the purpose of constructing television station KZAR(TV), Provo, Utah (the "Station") and for other corporate purposes;

             WHEREAS, the Company is currently the permittee of the Station pursuant to a construction permit and other authorizations (the "Permits") issued by the Federal Communications Commission (the "FCC");

             WHEREAS, the Company has agreed to assign to the LLC the Permits and any other Assets (as defined below) immediately upon the grant by the FCC of its consent to the assignment of the Permits to the LLC;

             WHEREAS, the Optionors own all of the issued and outstanding shares of the capital stock of the Company and all of the issued and outstanding membership interests of the LLC; and

             WHEREAS, the Optionors desire to grant to the Purchaser the exclusive and irrevocable option to purchase (i) up until the Assignment Closing (as defined below), a 50% interest in all of the issued and outstanding shares of the capital stock of the Company (the "Company Interest") and (ii) immediately following the Assignment Closing, a 50% interest in all of the issued and outstanding membership interest in the LLC (the "LLC Interest").

             NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants, agreements and conditions hereinafter set forth, the parties, intending to be legally bound, agree as follows:

ARTICLE 1.    DEFINITIONS


             As used herein, the following terms shall have the meanings set forth below:

             "Agreement" means this Option Agreement, as amended, supplemented, or modified from time to time.





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             "Assets" means collectively all the tangible and intangible assets, real, personal or mixed, owned or held by the Company prior to the Assignment Closing and the LLC after the Assignment Closing and used or useful in the business or operations of the Station, including personal property, real property, contracts, intangibles, and all other information relating to the Station.

             "Assignment Closing" mean the consummation of the assignment of the Permits and the other Assets from the Company to the LLC following the grant by the FCC of its consent to such assignment.

             "Closing" has the meaning set forth in Section 3.1.

             "Closing Date" has the meaning set forth in Section 2.3.

             "Option" has the meaning set forth in Section 2.1.

             "Option Period" has the meaning set forth in Section 2.2.

             "Purchase Price" has the meaning set forth in Section 2.4.

             All other capitalized terms used in this Agreement shall have the meanings set forth elsewhere in this Agreement.

ARTICLE 2.  OPTION

             2.1 Option. In consideration of the payment by Purchaser to the Optionors of an aggregate amount of Three Hundred Twenty-Five Thousand Dollars ($325,000), the receipt and sufficiency of which are hereby acknowledged, the Optionors hereby grant to the Purchaser an irrevocable and exclusive option (the "Option") to purchase, at the Purchaser's sole discretion, (i) up until the Assignment Closing, the Company Interest and (ii) immediately following the Assignment Closing, the LLC Interest, in each case free and clear of all debts, liens, encumbrances or other liabilities, subject to the terms and conditions set forth herein.

             2.2 Option Period. The Option shall run for a period of seven (7) years (the "Option Period") commencing on the date of execution of this Agreement. The Purchaser in its sole discretion may exercise the Option at any time during this period.

             2.3 Option Exercise. The Purchaser, in its sole discretion, may exercise the Option by delivering a written notice of its election to exercise the Option to the





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Optionors, specifying the date of purchase and if the exercise happens after the Assignment Closing, agreeing to accept and assume all the terms and provisions of the Company's Operating Agreement attached hereto as Exhibit 1. In the event that the acquisition of the Company Interest or the LLC Interest, as applicable, pursuant to the Option requires the prior consent of the FCC, then the Closing Date for such acquisition shall be the fifth day following the date of such FCC consent or, at the option of Purchaser in its sole discretion, the fifth day following the date on which such FCC consent shall have become a final order no longer subject to administrative or judicial review, reconsideration or appeal ("Final Order").

             2.4 Purchase Price. The purchase price (the "Purchase Price") for the Company Interest or the LLC Interest, as applicable, shall be:
One Thousand Dollars ($1,000).

ARTICLE 3.  CLOSING

             3.1 Closing. Except as otherwise mutually agreed upon by the Purchaser and the Optionors, the closing of this transaction (the "Closing") shall take place at 10:00 a.m. on the Closing Date, in the offices of Dow, Lohnes & Albertson, 1200 New Hampshire Avenue, N.W., Washington, D.C., or at such other place as the parties hereto may agree.

             3.2      Delivery of Certificate and Payment of Purchase Price.
At the Closing, the Optionors shall deliver to the Purchaser stock or membership certificates representing the Company Interest or the LLC Interest, as applicable, and any assignment documents necessary to vest in the Purchaser good and marketable title to the Company Interest or the LLC Interest, as applicable, all in form and substance reasonably satisfactory to the Purchaser, and the Purchaser shall pay the Purchase Price by wire transfer of immediately available federal funds to a bank or other financial institution designated by the Optionors.

ARTICLE 4.  COVENANTS

             4.1 Authorization of Interests. The LLC, the Company and the Optionors hereby represent that prior to the date of execution of this Agreement, they have taken all actions necessary to authorize the Company Interest and LLC Interest and that such interests are fully paid and nonassessable and were issued in compliance with all laws. The LLC and the Optionors further covenant that they shall not amend the Operating Agreement of the LLC without the prior written consent of the Purchaser, except as required by this Agreement and until the Assignment Closing, the Company and the Optionors covenant that they shall not amend the Company's organizational documents without the prior written consent of the Purchaser.




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             4.2      Member Transfer Restrictions.  From the date hereof until
the earlier of the Closing Date or the end of the Option Period, the Optionholders shall not transfer (as such term is defined herein) and shall cause the LLC not to issue any interests in the LLC without the prior written consent of the Purchaser and from the date hereof until the Assignment Closing, the Optionors shall not transfer and shall cause the Company not to issue any interest in the Company without the prior written consent of the Purchaser. For purposes of this Section 4.2, the term "transfer" shall include any sale, pledge, gift, assignment or other disposition, including a disposition under judicial order, legal process, execution, attachment or enforcement of a pledge, trust or other encumbrance.

             4.3 Governmental Licenses and Franchises. The Company and the LLC shall not, and the Optionors shall not permit the Company or the LLC to cause or permit, by any act or failure to act, any of the licenses, permits, or other authorizations issued by the FCC or any other governmental authority in connection with the Station (the "Governmental Licenses") to expire or to be surrendered or modified, or take any action that would cause any governmental authority to institute proceedings for the suspension, revocation, or adverse modification of any of the Governmental Licenses, or fail to prosecute with due diligence any pending applications to any governmental authority in connection with the construction and operation of the Station, or take any other action within their control that would result in the Station being in noncompliance with the requirements of any law, the rules and regulations of any governmental authority, or the terms of any Governmental License.

             4.4 Access to Information. The Optionors, the Company and the LLC shall give to Purchaser and its counsel, accountants, engineers, and other authorized representatives access to the Assets, to the officers, employees, and agents of the Company and the LLC, and to all books and records relating thereto, and will furnish or cause to be furnished to Purchaser and its authorized representatives all information relating to the Assets, the Company, the LLC and the Station that they reasonably request at any time during the Option Period (including any FCC or Copyright Office filings, financial reports and operations reports produced with respect to the Station).

             4.5 Notification. The Optionors, the LLC and the Company shall give Purchaser prompt written notice of any material change in any of the information contained in their representations and warranties in this Agreement.

             4.6 Preservation of Business. The Optionors shall use their best efforts to cause until the Assignment Closing the Company to preserve the business and organization of the Company intact and use their best efforts to keep available to the Company its employees and to preserve its relationships with suppliers and advertisers and others having business





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relations with it, to the end that the business, operations, and prospects of the Company shall be unimpaired at the earlier to occur of the Assignment Closing or the Closing Date. Optionors shall use their best efforts to cause the LLC to preserve the business and organization of the LLC intact and use their best efforts to keep available to the LLC its employees and to preserve its relationships with suppliers and advertisers and others having business relations with it, to the end that the business, operations, and prospects of the LLC shall be unimpaired at the Closing Date. The ordinary and customary operating, marketing, promotional, sales, and advertising practices of the Company until the earlier to occur of the Assignment Closing or the Closing Date and of the LLC at all times until the Closing Date shall be maintained.

             4.7 Confidentiality. Each party hereto shall keep confidential any information obtained from the other party in connection with the transactions contemplated by this Agreement, except as and to the extent required by applicable law and, in the case of Purchaser, as disclosure may be required in connection with Purchaser's review and financing of this transaction.

             4.8 Cooperation. Purchaser, the Optionors, the LLC and the Company shall cooperate fully with each other and their respective counsel and accountants in connection with any actions required to be taken as part of their obligations under this Agreement, and the parties will use their best efforts to consummate the transactions contemplated hereby and to fulfill their obligations hereunder. No party shall take any action that is inconsistent with its obligations under this Agreement, that would render any of its representations or warranties herein untrue or incomplete or that could hinder or delay the consummation of the transactions contemplated by this Agreement.

             4.9 Representations and Warranties True at Closing. Each party hereto shall take all actions necessary to make its respective representations and warranties hereunder true and correct as of the Closing.

             4.10 Assignment of Permits. The Optionors shall cause the Company and the LLC to file, and the Company and the LLC shall file, within five days of the date of this Agreement an application with the FCC for the grant by the FCC of its consent to the assignment of the Permit from the Company to the LLC (the "FCC Consent"). The Optionors, the Company and the LLC shall use their best efforts to obtain a grant of the application as expeditiously as practicable and shall oppose any requests for reconsideration or judicial review of the FCC Consent. As expeditiously as practicable following the grant of the FCC Consent, the Optionors shall cause the Company to, and the Company shall, transfer, assign and convey to the LLC the Permit and any other assets used or useful in





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connection with the construction, business or operation of the Station free and clear of all liens, security interests, pledges, claims, demands and other encumbrances.

             4.11 No Inconsistent Actions. The Optionors shall cause the LLC during the term of this Agreement and the Company until the Assignment Closing not to take the following actions and the Optionors shall not take the following actions: (i) any actions that would be inconsistent with the terms of this Agreement or that could have an adverse effect or hinder or delay the rights of the Purchaser hereunder, (ii) any merger, consolidation or restructuring of the Company or the LLC, (iii) the sale, transfer or distribution of any of the Assets, including the Permit, by the Company or the LLC or (iv) any actions that could have an adverse effect on the Station.

ARTICLE 5.            REPRESENTATIONS AND WARRANTIES OF THE OPTIONORS

             The Optionors hereby represent and warrant to the Purchaser that:

             5.1 Authority; Binding Obligation. The Optionors have all requisite capacity, power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. This Agreement constitutes a legal, valid and binding obligation of the Optionors, enforceable in accordance with its terms.

             5.2 Title. The Optionors are the sole direct owners, beneficially and of record, of all of the issued and outstanding equity interest in the Company and the LLC, and have good, valid and marketable title to such equity interest, free and clear of all liens and other encumbrances other than encumbrances created by the Loan Agreement. There are no outstanding agreements, arrangements, commitments or understandings of any kind affecting or relating to any interests of the Company or the LLC other than as set forth herein and in the Loan Agreement.

ARTICLE 6.            REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE LLC

             6.1 Authority; Binding Obligation. The execution, delivery and performance of this Agreement and all transactions contemplated hereby have been and shall be duly and validly authorized by all necessary action on the part of the Company and the LLC (none of which actions have been modified or rescinded and all of which actions are in full force and effect). This Agreement constitutes a legal, valid and binding obligation of the Company and the LLC, enforceable in accordance with its terms.





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             6.2      Business of the Company and the LLC.  The sole business
of the Company and the LLC is the acquisition and the operation of the Station, and the Company and the LLC have taken, and at Closing will have taken, no actions that are not in furtherance of the operation of the Station.

             6.3 Organization, Standing, and Authority. The LLC is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware and the Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and each of the LLC and the Company and has the requisite power and authority to (i) own, lease, and use its assets as now and hereafter owned, leased and used by it, and (ii) conduct its business as now and hereafter conducted. The LLC has delivered to the Purchaser true and complete copies of its Operating Agreement and the Company has delivered to the Purchaser true and complete copies of its organizational documents.

             6.4 Absence of Conflicting Agreements. The execution, delivery, and performance of this Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (a) do not require the consent of any third party; (b) will not conflict with any provision of the organizational documents of the Company or the LLC; (c) will not conflict with, result in a breach of, or constitute a default under any applicable law, judgment, order, ordinance, injunction, decree, rule, regulation, or ruling of any court or governmental instrumentality; (d) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of any agreement, franchise, instrument, license, or permit to which the Company or the LLC is a party or by which the Company or the LLC is bound; and (e) will not create any claim, lien, charge, or encumbrance upon any of the Company Interest, LLC Interest or Assets.

             6.5 Consents. No consent, approval, permit, or authorization of or declaration to or filing with any governmental or regulatory authority or any other public or private third party is required (a) to render this Agreement and the transactions contemplated hereby valid and effective or (b) to permit this Agreement and the transactions contemplated hereby to be consummated.

             6.6 Claims and Legal Actions. There is no claim, legal action, counterclaim, suit, arbitration, governmental investigation, or other legal, administrative, or tax proceeding, nor any order, decree, or judgment, in progress or pending, or, to the best knowledge of the Company or the LLC, threatened, against or relating to the Company, the LLC, the Station, the Assets, or the business of the Company or the LLC, nor does the Company or the LLC know or have reason to be aware of any basis for the same.





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             6.7      Compliance with Laws.  In its operation of the Station
and its ownership and maintenance of the Assets, the Company has complied and is complying fully with the terms of all Governmental Licenses and with all laws, rules, regulations, and ordinances, including all trademark, service mark, trade name, or copyright rules and regulations, all building and zoning laws, codes, and regulations, all rules and regulations of the Federal Aviation Administration relating to tower heights, lighting and marking, all environmental and other land use laws and all laws relating to the employment of labor. Neither the ownership nor use of any properties nor the conduct of its business conflicts with the rights of any other person or entity.

             6.8 Full Disclosure. No representation or warranty made by the Company or the LLC in this Agreement or in any certificate, document, or other instrument furnished or to be furnished by the Company or the LLC pursuant hereto contains or shall contain any untrue statement of a material fact, or omits or shall omit to state any material fact required to make any statement contained herein or therein not misleading. The Company or the LLC is not aware of any impending or contemplated event or occurrence that would cause any of the foregoing representations not to be true and complete on the date of such event or occurrence as if made on that date.

ARTICLE 7.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

             7.1 Authority; Binding Obligation. The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida. On the Closing Date, the Purchaser shall be duly qualified to conduct business in the State of Utah. The Purchaser has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. This Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms.

             7.2 Financial and Character Qualifications. The Purchaser has the financial qualifications to make the payments to the Optionors called for in this Agreement.

             7.3 Absence of Conflicting Agreements and Required Consents. The execution, deliver, and performance by Purchaser of this Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (a) do not require the consent of any third party, (b) will not conflict with the Bylaws or Certificate of Incorporation of Purchaser, (c) will not conflict with, result in a breach of, or constitute a default under, any applicable law, judgment, order, ordinance, injunction, decree, rule, regulation, or ruling of any court or governmental instrumentality; and (d) will not conflict





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with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any agreement, instrument, license or permit to which Purchaser is a party or by which Purchaser may be bound, such that Purchaser could not acquire the Company Interest or the LLC Interest, as applicable.

ARTICLE 8.          CONDITIONS PRECEDENT TO THE PURCHASER'S OBLIGATION TO
                    CLOSE

             The obligations of the Purchaser to purchase the Company Interest or the LLC Interest, as applicable, and pay the Purchase Price to the Optionors are subject to the satisfaction at or prior to Closing of each of the following conditions:

             8.1 Representations, Warranties and Covenants. The representations and warranties of the Company, the LLC, and the Optionors made herein and in the Loan Agreement and any documents or agreements executed pursuant thereto shall have been true and correct when made and shall be true and correct on the date of Closing as though such representations and warranties were made on and as of such date, except for changes in the ordinary course of business or of which Purchaser has received notice; and the Company, the LLC and the Optionors shall have performed and complied with all covenants and agreements required to be performed or complied with by them prior to Closing.

             8.2 No Breach or Default. There shall be no existing default under, or breach by the Company, the LLC or the Optionors of, this Agreement or the Loan Agreement or any agreement or document entered into pursuant thereto.

             8.3 Governmental Licenses. If the Closing occurs prior to the Assignment Closing, the Company shall be, or if the Closing occurs after the Assignment Closing, the LLC shall be, the holder of all Governmental Licenses, and there shall not have been any modification of any of the Governmental Licenses that could have an adverse effect on the conduct of the business and operations of the Station. No proceeding shall be pending the effect of which would be to revoke, cancel, fail to renew, suspend or modify adversely any of the Governmental Licenses.

             8.4 FCC Consent. If required, the FCC shall have consented to the Purchaser's acquisition of the Company Interest or the LLC Interest, as applicable, and, at the option of the Purchaser, such consent shall have become a Final Order.





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ARTICLE 9.            CONDITIONS PRECEDENT TO THE
                      OPTIONORS' OBLIGATION TO CLOSE

             The obligation of the Optionors to sell the Company Interest or the LLC Interest, as applicable, to the Purchaser is subject to the satisfaction at or prior to Closing of each of the following conditions:

             9.1 Representations and Warranties. The representations and warranties of the Purchaser made herein and in the Loan Agreement and any agreement or document entered into pursuant thereto shall be true and correct on the date of Closing as though such representations and warranties were made as of such date; and the Purchaser shall have performed and complied with all covenants and agreements required to be performed or complied with by the Purchaser prior to Closing.

             9.2 Payment of Purchase Price. The Purchaser shall be ready, willing and able to deliver the Purchase Price pursuant to Section 3.3.

             9.3 FCC Consent. If required, the FCC shall have consented to the Purchaser's acquisition of the Company Interest or the LLC Interest, as applicable.

ARTICLE 10.  TERMINATION

             This Agreement may be terminated by the Purchaser without liability, if the Purchaser is not then in material default, upon written notice to the other parties, upon the occurrence of any of the following:

                      (a) Conditions. If on the Closing Date any of the conditions precedent to the obligations of the Purchaser set forth in this Agreement have not been satisfied or waived in writing by the terminating party;

                      (b) Judgments. If there shall be in effect on the Closing Date any judgment, decree, or order that would prevent or make unlawful the Closing of this Agreement; or

                      (c) Expiration of Option. The Option has not been exercised before the end of the Option Period.





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ARTICLE 11.  INDEMNIFICATION

             11.1 Indemnification By the Optionors, the LLC and the Company. The Optionors, the LLC and the Company shall, jointly and severally, indemnify, defend and hold harmless the Purchaser and its officers, directors, agents, employees and shareholders from and against any and all demands, claims, complaints, actions or causes of action, suits, proceedings, investigations, arbitrations, assessments, losses, damages, liabilities, costs and expenses, including, but not limited to, interest, penalties and attorneys' fees and disbursements (collectively, "Damages"), asserted against, imposed upon or incurred by the Purchaser, or its officers, directors, agents, employees or shareholders, directly or indirectly, by reason of or resulting from (a) any breach of the representations and warranties of the Optionors, the LLC or the Company contained in or made in connection with this Agreement; or
(b) any noncompliance by the Optionors, the LLC or the Company with any covenants, agreements or undertakings of the Optionors, the LLC or the Company contained in or made in connection with this Agreement. In the event of any indemnification of the Purchaser pursuant to this Section 11.1, the Purchaser shall be entitled, in addition to its rights and remedies pursuant to this Agreement, or otherwise at law or in equity, to deduct the amount of such indemnification from any payment otherwise due to the Optionors in connection with the transactions contemplated hereunder or hereby.

             11.2 Indemnification By the Purchaser. The Purchaser shall indemnify, defend and hold harmless the Optionors, the LLC and the Company and its partners, agents and employees from and against any Damages asserted against, imposed upon or incurred by the Optionors, the LLC or the Company, directly or indirectly, by reason of or resulting from (a) any breach of the representations and warranties of the Purchaser contained in or made in connection with this Agreement; or (b) any noncompliance by the Purchaser with any covenants, agreements or undertakings of the Purchaser contained in or made in connection with this Agreement.

             11.3 Conditions of Indemnification. The obligations and liabilities of the parties hereunder with respect to their indemnities pursuant to this Article 11, resulting from any claim or other assertion of liability by third parties (collectively, "Claims"), shall be subject to the following terms and conditions:

                      (a) The party seeking indemnification (the "Indemnified Party") must give the other party or parties, as the case may be (the "Indemnifying Party"), notice of any such Claim promptly after the Indemnified Party receives notice thereof.





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                      (b)       The Indemnifying Party shall have the right to
undertake, by counsel or other representatives of its own choosing, the defense of such claim.

                      (c) In the event that the Indemnifying Party shall elect not to undertake such defense, or within a reasonable time after notice of any such Claim from the Indemnified Party shall fail to defend, the Indemnified Party (upon further written notice to the Indemnifying Party) shall have the right to undertake the defense, compromise or settlement of such Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the Indemnifying Party (subject to the right of the Indemnifying Party to assume defense of such Claim at any time prior to settlement, compromise or final determination thereof).

                      (d) Anything in this Article 11 to the contrary notwithstanding, (i) if there is a reasonable probability that a Claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, the Indemnified Party shall have the right, at its own cost and expense, to participate in the defense, compromise or settlement of the Claim, (ii) the Indemnifying Party shall not, without the Indemnified Party's written consent, settle or compromise any Claim or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such Claim, and (iii) in the event that the Indemnifying Party undertakes defense of any Claim, the Indemnified Party, by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to consult with the Indemnifying Party and its counsel or other representatives concerning such Claim and the Indemnifying Party and the Indemnified Party and their respective counsel or other representatives shall cooperate with respect to such claim.

ARTICLE 12.  CERTAIN REMEDIES

             12.1 Specific Performance. The Optionors, the LLC and the Company recognize that if either of them refuses to perform under the provisions of this Agreement, monetary damages alone would not be adequate to compensate Purchaser. Purchaser shall therefore be entitled, in addition to any other remedies that may be available, including money damages, to obtain specific performance of the terms of this Agreement. If any action is brought to enforce this Agreement, the Optionors, the LLC and the Company agree to waive the defense that there is an adequate remedy at law.

             12.2 Attorney's Fees. In the event of an alleged default by any party which results in the filing of a lawsuit for damages, specific performance, or other remedy, the





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prevailing party shall be entitled to reimbursement by the other party of reasonable legal fees and expenses incurred by the prevailing party.

ARTICLE 13.  MISCELLANEOUS

             13.1 Additional Actions and Documents. Each of the parties hereto hereby agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and to obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.

             13.2 Expenses. Each party shall pay such party's expenses incident to this Agreement and the transactions contemplated hereunder, including all legal and accounting fees and disbursements.

             13.3 Notices. All notices, requests, demands or other communications which may be or are required to be given, served or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be (a) hand delivered, (b) mailed by first class, registered or certified mail, return receipt requested, postage prepaid, or (c) delivered by an overnight commercial courier service such as Federal Express, in each case addressed as follows:

             (i)      If to the Company, the LLC or the Optionors:

                      Roberts Broadcasting Company of
                      Salt Lake City, L.L.C.
                      1408 N. Kings Highway
                      Suite 300
                      St. Louis, Missouri   63113

             (ii)     If to the Purchaser:

                      Paxson Communications of
                      Salt Lake City-16, Inc.
                      601 Clearwater Park Road
                      West Palm Beach, Florida   33401

             13.4 Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request or communication which shall be mailed or delivered in the manner described above shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt or the affidavit of messenger being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

             13.5 Assignment. This Agreement shall not be assignable by the Optionors, the LLC or the Company without prior written consent of the Purchaser. This Agreement shall be assignable by the Purchaser to a wholly-owned subsidiary of the Purchaser or to any other person who is able to demonstrate its financial and other qualifications to perform the Purchaser's obligations hereunder.

             13.6 Amendment. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought.

             13.7 Headings. Article and section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

             13.8 Binding Effect. Subject to any provision hereof restricting assignment, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

             13.9 Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Florida (excluding the choice-of-law rules thereof), and exclusive venue and jurisdiction shall be in the state or federal district court for the district including Palm Beach, Florida.

             13.10 Execution in Counterparts. This Agreement may be executed in two or more counterparts, none of which need contain the signatures of all parties hereto and each of which shall be deemed an original.

             13.11 Survival of Representations. The representations, warranties, covenants and agreements made by the parties in this Agreement and in any document or instrument delivered in connection herewith or the transaction contemplated hereby, shall survive without limitation except as imposed by law.

             13.12 Attorneys' Fees. If any litigation should arise among the parties in connection with the transactions contemplated by this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees in addition to all other damages and remedies.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

             IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement, or has caused this Agreement to be duly executed on its behalf, on the day and year first hereinabove set forth.


                                           LLC:

WITNESS:                                   ROBERTS BROADCASTING OF SALT LAKE
                                           CITY, L.L.C.


/s/ ?
                                           By: /s/ Michael V. Roberts
- -------------------                            ---------------------------
                                           Name:  Michael V. Roberts
                                           Title: Member


                                           COMPANY:

WITNESS:                                   ROBERTS BROADCASTING COMPANY OF UTAH


/s/ ?
                                           By: /s/ Michael V. Roberts
- -------------------                            ---------------------------
                                           Name:  Michael V. Roberts
                                           Title: Secretary



WITNESS:                                   OPTIONORS:

/s/ ?                                      /s/ Michael Roberts
- -------------------                      ---------------------------------
                                           MICHAEL ROBERTS



WITNESS:

/s/ ?                                      /s/ Steven Roberts
- -------------------                      ---------------------------------
                                           STEVEN ROBERTS

                                             PURCHASER:

WITNESS:                                     PAXSON COMMUNICATIONS OF
                                             SALT LAKE CITY-16, INC.



___________________________                By: /s/ William L. Watson
                                               ---------------------
                                             Name:  William L. Watson
                                             Title: Secretary